Exhibit 10.23

IRREVOCABLE PROXY TO VOTE COMMON STOCK

OF

STRAN & COMPANY, INC.

The undersigned stockholder, and any successors or assigns (“Stockholder”), of Stran & Company, Inc., a Nevada corporation (the “Company”) hereby irrevocably (to the fullest extent permitted by applicable law) appoints Andrew Stranberg (such person, the “Proxy”), or any other designee of Proxy, as the sole and exclusive attorney and proxy of Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Stockholder is entitled to do so) with respect to all of the shares Common Stock of the Company that now are or hereafter may be beneficially owned by Stockholder, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by Stockholder as of the date of this Irrevocable Proxy are listed below the Stockholder’s signature on this Irrevocable Proxy. Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given Stockholder with respect to the Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy as long as the Shares are outstanding.

This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to that certain Stock Purchase Agreement dated as of even date herewith by and between Andrew Stranberg and Stockholder.

The attorney and proxy named above is hereby authorized and empowered by Stockholder, at any time, to act as Stockholder’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting.

All authority herein conferred shall survive the death or incapacity of Stockholder and any obligation of Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Stockholder.

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Stockholder and the Proxy.

The Irrevocable Proxy shall automatically terminate with respect to any Shares that the Stockholder sells in a transaction or series of transactions on any national securities exchange or other trading market on which the Shares then trade.

Dated: May 24, 2021

Theseus Capital Ltd.

By:	/s/ Ronald Bauer
Ronald Bauer, Authorized Representative

Shares beneficially owned on the date hereof and/or to be owned following the Closing: 700,000 Shares of Common Stock